                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 5, 1997


                             PIONEER COMPANIES, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                           1-9859                06-1215192
         --------                           ------                ----------
(State or other jurisdiction of          (Commission            (IRS Employer
         incorporation)                    File No.)         Identification No.)


4300 NATIONSBANK CENTER
700 LOUISIANA, HOUSTON, TEXAS  77002                                 77002
------------------------------------                                 -----
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:              713-225-3831
                                                                 ------------



                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets.

         Pursuant to the terms of an Asset Purchase Agreement dated September 22, 1997, between the Registrant and its indirect subsidiaries, PCI Chemicals Canada Inc. ("PCI Canada") and PCI Carolina Inc. ("PCI Carolina"), and Imperial Chemical Industries PLC ("ICI"), ICI Canada Inc. ("ICI Canada") and ICI Americas Inc. ("ICI Americas"), on November 5, 1997, PCI Canada, PCI Carolina and another indirect subsidiary of the Registrant, Pioneer Licensing, Inc. ("Pioneer Licensing") acquired substantially all of the assets and properties used by ICI Canada and ICI Americas in their North American chlor-alkali business. The purchase price for the acquisition (the "PCI Canada Acquisition"), which was determined through arms'-length negotiations, was $235.6 million in cash, and PCI Canada also assumed certain liabilities relating to the on-going operations. The transaction was completed on November 5, 1997, with effect as of October 31, 1997.

         The assets and properties acquired include chlor-alkali production facilities at Becancour, Quebec and Dalhousie, New Brunswick with aggregate annual production capacity of approximately 376,000 tons of chlorine and 423,000 tons of caustic soda. The Becancour facility also produces hydrochloric acid and bleach, and the Dalhousie facility also produces bleach and sodium chlorate. Also acquired were facilities located on land leased from ICI Canada in Cornwall, Ontario and used for the manufacture of bleach, hydrochloric acid, chlorinated paraffins and pulping additives, and a facility located on land leased from ICI Americas in Charlotte, North Carolina and used for the manufacture of pulping additives. The acquired business also includes a research facility in Mississauga, Ontario, which conducts applications research, particularly with respect to pulp and paper process technology. PCI Canada, PCI Carolina and Pioneer Licensing will continue to use the acquired facilities for the production and sale of industrial chemicals in the United States and Canada.

         Certain related agreements were also executed in connection with the PCI Canada Acquisition. Pursuant to a Noncompetition Agreement, ICI agreed not to engage in any production or sales of caustic soda until 2002 in designated areas of North America. Pursuant to a License Agreement, Pioneer Licensing received a license from ICI and its affiliates for the non-exclusive use of certain intellectual property. ICI Canada and certain of its affiliates will provide transition services to PCI Canada and PCI Carolina pursuant to a Transition Services Agreement.

         PCI Canada received the proceeds of an offering of $175.0 million of 9-1/4% Senior Secured Notes due 2007 (the "Offering") which was completed on November 5, 1997. Pioneer Americas, Inc. ("Pioneer Americas"), an indirect subsidiary of the Registrant, also borrowed $83.0 million under a Term Loan Agreement, dated as of October 30, 1997 (the "Term Loan Agreement"), among Pioneer Americas, Pioneer Americas Acquisition Corp., a subsidiary of the Registrant ("PAAC"), various financial institutions as the Lenders, DLJ Capital Funding, Inc. (as the Syndication Agent for the Lenders), Salomon Brothers Holding Company Inc (as the Documentation Agent for the Lenders), Bank of America National Trust and Savings Association (as the Administrative Agent for the Lenders) and United States Trust Company of New York (as the Collateral Agent for the Lenders). The proceeds of the Offering and the borrowing under the Term Loan Agreement were used to pay the cash portion of the purchase price for the PCI Canada Acquisition and related fees and expenses. In addition, $7.0 million of the proceeds will be applied by Pioneer Chlor Alkali Company, Inc., an indirect subsidiary of the Registrant, for the construction of a chlorine pipeline from its plant in St. Gabriel, Louisiana to customers in Geismar, Louisiana.

         The obligations of PCI Canada with respect to the Offering and the obligations of Pioneer Americas with respect to its borrowings under the Term Loan Agreement were guaranteed by each of the direct and indirect subsidiaries of the Registrant. In addition, substantially all of the assets and properties located in Canada and acquired as a part of the PCI Canada Acquisition, other than accounts receivable and inventory, were pledged as collateral for such obligations.

ITEM 7. Financial Statements and Exhibits.

        (a) Financial statements of business acquired.



                  AUDITORS' REPORT TO THE BOARD OF DIRECTORS

We have audited the combined balance sheets of ICI Forest Products - North America (the "Division") as at December 31, 1996, 1995 and 1994 and the combined statements of operations, head office account and changes in financial position for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the Division as at December 31, 1996, 1995 and 1994 and the results of its operations and the changes in its financial position for each of the years in the three-year period ended December 31, 1996 in accordance with Canadian generally accepted accounting principles.



KPMG
Chartered Accountants

Montreal, Canada
September 5, 1997

ICI FOREST PRODUCTS - NORTH AMERICA
Combined Balance Sheets


(In thousands of Canadian dollars)

                                             September 30,                    December 31,
                                          1997         1996         1996         1995         1994
                                        --------     --------     --------     --------     --------
                                             (Unaudited)
Assets

Current assets:
     Cash                               $     --     $ 19,026     $ 16,210     $     --     $    771
     Accounts receivable (note 3)         31,455       31,271       29,573       31,382       35,272
     Inventories (note 4)                  9,754       10,738        8,856       16,397       12,855
     Prepaid expenses                        302          761          604          555          709
                                        --------     --------     --------     --------     --------
                                          41,511       61,796       55,243       48,334       49,607

Property, plant and
   equipment (note 5)                     88,110       69,822       78,407       67,053       72,610

Other assets (note 6)                      3,443        5,079        7,505        5,856        6,879
                                        --------     --------     --------     --------     --------
                                        $133,064     $136,697     $141,155     $121,243     $129,096
                                        ========     ========     ========     ========     ========

Liabilities and Head Office Account

Current liabilities:
     Bank indebtedness                  $  3,857     $     --     $     --     $     --     $     --
     Accounts payable                     26,575       22,129       23,321       20,228       25,478
     Other current liabilities             7,323        6,136        7,097       10,727       14,902
                                        --------     --------     --------     --------     --------
                                          37,755       28,265       30,418       30,955       40,380

Long-term debt (note 7)                    2,500        2,500        2,500        2,500        2,500
Other non-current
   liabilities (note 8)                    9,929       13,249       12,641       16,323       15,461
                                        --------     --------     --------     --------     --------
                                          50,184       44,014       45,559       49,778       58,341

Head office account                       82,745       92,670       95,531       71,439       70,576

Cumulative translation adjustment
   (note 9)                                  135           13           65           26          179

Commitments and contingent
   liabilities (note 13)
                                        --------     --------     --------     --------     --------
                                        $133,064     $136,697     $141,155     $121,243     $129,096
                                        ========     ========     ========     ========     ========


See accompanying notes to combined financial statements.

ICI FOREST PRODUCTS - NORTH AMERICA
Combined Statements of Operations

(In thousands of Canadian dollars)

                                          Nine months ended
                                            September 30,                  Years ended December 31,
                                         1997           1996           1996          1995           1994
                                      ---------      ---------      ---------      ---------      ---------
                                            (Unaudited)
Sales                                 $ 203,428      $ 203,210      $ 268,877      $ 271,338      $ 225,714

Less freight                             35,549         33,976         44,910         44,878         46,564
                                      ---------      ---------      ---------      ---------      ---------
Net sales                               167,879        169,234        223,967        226,460        179,150

Cost of sales                           110,114        111,011        149,043        149,409        137,614
                                      ---------      ---------      ---------      ---------      ---------
Gross profit                             57,765         58,223         74,924         77,051         41,536

Other expenses (income):
     Selling, general and
       administrative expenses            9,690          9,558         12,213         15,092         13,241
     Amortization of deferred
       investment tax credits              (594)          (594)          (792)          (792)          (792)
     Research expenditures
       (note 11)                          1,070          1,278          1,683          1,753          1,503
     Restructuring (note 12)                362            450            650            910         16,310
                                      ---------      ---------      ---------      ---------      ---------
                                         10,528         10,692         13,754         16,963         30,262
                                      ---------      ---------      ---------      ---------      ---------
Income before the undernoted item        47,237         47,531         61,170         60,088         11,274

Other income, net                           931          2,086          2,045          1,546            875
                                      ---------      ---------      ---------      ---------      ---------
Income before interest and
   income taxes                       $  48,168      $  49,617      $  63,215      $  61,634      $  12,149
                                      =========      =========      =========      =========      =========


See accompanying notes to combined financial statements.

ICI FOREST PRODUCTS - NORTH AMERICA
Combined Statements of Head Office Account

(In thousands of Canadian dollars)

                                 Nine months ended
                                    September 30,                Years ended December 31,
                                 1997          1996          1996          1995          1994
                               --------      --------      --------      --------      --------
                                    (Unaudited)
Head office account,
   beginning of period         $ 95,531      $ 71,439      $ 71,439      $ 70,576      $ 99,744

Income before interest and
   income taxes                  48,168        49,617        63,215        61,634        12,149

Transfer to head office         (60,954)      (28,386)      (39,123)      (60,771)      (41,317)
                               --------      --------      --------      --------      --------
Head office account,
   end of period               $ 82,745      $ 92,670      $ 95,531      $ 71,439      $ 70,576
                               ========      ========      ========      ========      ========


See accompanying notes to combined financial statements.

ICI FOREST PRODUCTS - NORTH AMERICA
Combined Statements of Changes in Financial Position

(In thousands of Canadian dollars)

                                        Nine months ended
                                            September 30,              Years ended December 31,
                                        1997          1996          1996          1995          1994
                                      --------      --------      --------      --------      --------
                                           (Unaudited)
Cash provided by (used in):

Operations:
     Income before interest and
       income taxes                   $ 48,168      $ 49,617      $ 63,215      $ 61,634      $ 12,149
     Add (deduct) items not
       affecting cash:
         Loss (gain) on disposal
           of property, plant and
           equipment                        45           126           259         2,682            30
         Depreciation and
           amortization                  6,141         5,756         7,701         7,712         8,514
         Amortization of deferred
           investment tax credits         (594)         (594)         (792)         (792)         (792)
     Net change in non-cash
       working capital balances          2,946         1,171         4,225        (6,246)        8,511
     Cumulative translation
       adjustment                           70           (13)           39          (153)          179
                                      --------      --------      --------      --------      --------
                                        56,776        56,063        74,647        64,837        28,591

Financing:
     Transfer to head office           (60,954)      (28,386)      (39,123)      (60,771)      (41,317)

Investments:
     Investments in property,
       plant and equipment             (15,889)       (8,672)      (19,335)       (4,837)       (5,567)
     Proceeds on disposal of
       property, plant and
       equipment                            --            21            21            --            --
                                      --------      --------      --------      --------      --------
                                       (15,889)       (8,651)      (19,314)       (4,837)       (5,567)
                                      --------      --------      --------      --------      --------
Increase (decrease) in cash            (20,067)       19,026        16,210          (771)      (18,293)

Cash, beginning of period               16,210            --            --           771        19,064
                                      --------      --------      --------      --------      --------
Cash (bank indebtedness),
   end of period                      $ (3,857)     $ 19,026      $ 16,210      $     --      $    771
                                      ========      ========      ========      ========      ========

See accompanying notes to combined financial statements.

ICI FOREST PRODUCTS - NORTH AMERICA
Notes to Combined Financial Statements

Years ended December 31, 1996, 1995 and 1994
(Tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION:

     The financial statements of ICI Forest Products - North America (the "Division") represent the combined financial position and results of operations of the Forest Products divisions of ICI Canada Inc. and ICI Americas Inc. Both of these companies are indirectly wholly-owned subsidiaries of Imperial Chemical Industries PLC (a UK corporation) ("ICI").

     The combined statements of operations disclose income before interest and income taxes. Management has not attempted to record interest income or expense arising from intercompany balances, nor has a provision for income taxes been recorded for the Division. Further, remediation costs for the Cornwall plant cellroom, which has been shut down, and the related below ground environmental restoration costs have been recorded by ICI Canada Inc. and not the Division.

     In all other respects, these combined financial statements are in accordance with Canadian generally accepted accounting principles expressed in Canadian dollars.

     Unaudited combined financial statements of the Division for the nine months ended September 30, 1997 and 1996 have been presented for information purposes only.


2.   SIGNIFICANT ACCOUNTING POLICIES:

     (a) Principles of combination:

         The balance sheet and results of operations of the two divisions have been combined to present the financial position and results of operations of the ICI North American Forest Products business. All significant intercompany balances and transactions have been eliminated on combination. Because the Division does not represent a separate legal entity with issued share capital, the equivalent of shareholders' equity is represented by a "Head office account".

     (b) Foreign exchange:

         Monetary assets and liabilities denominated in foreign currencies are translated at the rates of exchange at the balance sheet dates. Other balance sheet items are translated at the rates prevailing at the respective transaction dates. Income and expenses are translated at average rates prevailing during the period. Gains or losses on foreign exchange are recorded in the statements of operations.

ICI FOREST PRODUCTS - NORTH AMERICA
Notes to Combined Financial Statements, page 2

Years ended December 31, 1996, 1995 and 1994
(Tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (b) Foreign exchange (continued):

         The Forest Products division of ICI Americas Inc. is considered to be a self-sustaining foreign operation and its assets and liabilities have been translated into Canadian dollars at the rate of exchange in effect at the balance sheet dates. Revenue and expense items (including depreciation) have been translated at the average rate of exchange prevailing during the period. Exchange gains and losses arising from the translation of the financial statements are accumulated in the cumulative translation adjustment account. The balance in this account will be recognized in earnings in proportion to any reduction in the net investment in the US division.

     (c) Inventories:

         Inventories are valued at the lower of average actual cost and net realizable value. Manufactured goods include the cost of raw materials, variable labour and manufacturing overheads, including depreciation.

     (d) Property, plant and equipment:

         Property, plant and equipment are recorded at cost. Depreciation on plant and equipment and buildings is provided on a straight-line basis over the estimated useful lives of the assets. Annual reviews are made of the residual lives of all productive assets, taking into account commercial and technological obsolescence as well as physical condition. Depreciation is not provided for on construction in progress.

     (e) Research expenditures:

         All expenditures for research, except property, plant and equipment used for this purpose, are charged to earnings as incurred, net of investment tax credits earned.

     (f) Provision for environmental liabilities:

         Provision is made for environmental expenditures that are required to comply with governmental regulations, to meet contractual obligations, or to improve the health and welfare of employees on a best estimate basis.

     (g) Pensions:

         The estimated present value of accrued pension benefits is based on actuarial valuations and the net assets available to provide for these benefits are at market related values. The pension expense is determined by ICI Canada Inc. and ICI Americas Inc. for the respective divisions and allocated to the Division based on its proportionate number of active employees and retirees. This allocation might differ from the calculation that would be obtained if performed on the population of the Division alone.

ICI FOREST PRODUCTS - NORTH AMERICA
Notes to Combined Financial Statements, page 3

Years ended December 31, 1996, 1995 and 1994
(Tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (h) Post-retirement benefits other than pensions:

         The Division accrues the estimated present value of retirement benefits which include medical, dental, and life insurance provided to qualifying employees upon retirement over the employees' periods of service to their dates of full entitlement. The expense is determined by ICI Canada Inc. and ICI Americas Inc. for the respective divisions and allocated to the Division based on its proportionate number of active employees and retirees. This allocation might differ from the calculation that would be obtained if performed on the population of the Division alone.

     (i) Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     (j) Investment in joint venture:

         The Division's investment in a joint venture has been accounted for using the cost method under which the investment is recorded at cost and the net earnings of the joint venture are recognized as income only to the extent of dividends received from the joint venture.

     (k) Financial instruments:

         The Division uses derivative financial instruments, principally forward foreign exchange contracts, to manage risks from fluctuations in exchange rates related to sales and purchases in foreign currencies. Derivative financial instruments are not used for trading purposes. Gains and losses on forward foreign exchange contracts, which have been designated as hedges of anticipated future transactions, are deferred and recognized upon completion of the underlying hedged transaction.


3.   ACCOUNTS RECEIVABLE:

                                         September 30,                     December 31,
                                     1997          1996          1996          1995          1994
                                   --------      --------      --------      --------      --------
                                         (Unaudited)
     Accounts receivable           $ 32,188      $ 32,011      $ 30,386      $ 32,008      $ 34,989
     Amounts receivable from
       related entities                 119           107            36           221         1,140
     Less allowance for doubtful
       accounts                        (852)         (847)         (849)         (847)         (857)

                                   --------      --------      --------      --------      --------
                                   $ 31,455      $ 31,271      $ 29,573      $ 31,382      $ 35,272
                                   ========      ========      ========      ========      ========


ICI FOREST PRODUCTS - NORTH AMERICA
Notes to Combined Financial Statements, page 4

Years ended December 31, 1996, 1995 and 1994
(Tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------

4.   INVENTORIES:

                              September 30,                 December 31,
                            1997        1996       1996         1995        1994
                          -------     -------     -------     -------     -------
                              (Unaudited)
     Raw materials        $ 3,245     $ 3,734     $ 2,656     $ 7,744     $ 1,496
     Finished goods         3,458       3,957       3,452       5,403       5,734
     Stores and supplies    3,051       3,047       2,748       3,250       5,625

                          -------     -------     -------     -------     -------
                          $ 9,754     $10,738     $ 8,856     $16,397     $12,855
                          =======     =======     =======     =======     =======



5. PROPERTY, PLANT AND EQUIPMENT:


                                                                September 30,
                                                              1997         1996
                                                            --------     --------
                                                                (Unaudited)
                                             Accumulated    Net book    Net book
                                     Cost    depreciation     value        value
                                   --------  ------------   --------     --------
     Plant and equipment           $269,527     $186,971     $ 82,556     $ 60,973
     Construction in progress         4,562           --        4,562        7,782
     Buildings                          874          634          240          270
     Land                               752           --          752          797

                                   --------     --------     --------     --------
                                   $275,715     $187,605     $ 88,110     $ 69,822
                                   ========     ========     ========     ========


                                                                             December 31,
                                                                   1996         1995         1994
                                                                 --------     --------     --------
                                                 Accumulated     Net book     Net book     Net book
                                         Cost    depreciation      value        value        value
                                       --------  ------------    --------     --------     --------
     Plant and equipment               $240,932     $181,059     $ 59,873     $ 61,840     $ 67,830
     Construction in progress            17,476           --       17,476        4,161        3,665
     Buildings                              873          612          261          292          389
     Land                                   797           --          797          760          726

                                       --------     --------     --------     --------     --------
                                       $260,078     $181,671     $ 78,407     $ 67,053     $ 72,610
                                       ========     ========     ========     ========     ========


ICI FOREST PRODUCTS - NORTH AMERICA
Notes to Combined Financial Statements, page 5

Years ended December 31, 1996, 1995 and 1994
(Tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------


6.   OTHER ASSETS:

                                            September 30,               December 31,
                                           1997       1996       1996       1995       1994
                                          ------     ------     ------     ------     ------
                                             (Unaudited)
     Investment in joint venture
       (note 10)                          $  674     $  674     $  674     $  674     $  674
     Deferred pension asset                2,769      4,405      4,456      5,182      6,205
     Deposit                                  --         --      2,375         --         --

                                          ------     ------     ------     ------     ------
                                          $3,443     $5,079     $7,505     $5,856     $6,879
                                          ======     ======     ======     ======     ======


     As at December 31, 1996, the Division made $2.375 million in advance payments towards the acquisition of plant and equipment.


7.   LONG-TERM DEBT:

                                             September 30,                December 31,
                                            1997       1996       1996       1995       1994
                                           ------     ------     ------     ------     ------
                                              (Unaudited)
     Province of New Brunswick,
       non-interest bearing loan,
       due December 31, 2000               $2,500     $2,500     $2,500     $2,500     $2,500
                                           ======     ======     ======     ======     ======


8. OTHER NON-CURRENT LIABILITIES:

                                                September 30,                 December 31,
                                              1997        1996       1996         1995       1994
                                            -------     -------     -------     -------     -------
                                                 (Unaudited)
        Post-retirement benefits            $ 6,120     $ 5,769     $ 5,906     $ 5,644     $ 5,499
        Unfunded pension liability              196         150         168         189         220
        Restructuring provisions                 49       2,974       2,409       5,540       4,000
        Deferred investment tax credits       3,564       4,356       4,158       4,950       5,742

                                            -------     -------     -------     -------     -------
                                            $ 9,929     $13,249     $12,641     $16,323     $15,461
                                            =======     =======     =======     =======     =======

ICI FOREST PRODUCTS - NORTH AMERICA
Notes to Combined Financial Statements, page 6

Years ended December 31, 1996, 1995 and 1994
(Tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------


9.   CUMULATIVE TRANSLATION ADJUSTMENT:

                                              September 30,             December 31,
                                             1997      1996      1996      1995       1994
                                            -----     -----      -----     -----      -----
                                              (Unaudited)
     Balance, beginning of period           $  65     $  26      $  26     $ 179      $  --
     Effect of changes in exchange
       rates during the period on
       the net assets of the US
       division                                70       (13)        39      (153)       179

                                            -----     -----      -----     -----      -----
                                            $ 135     $  13      $  65     $  26      $ 179
                                            =====     =====      =====     =====      =====


10. INVESTMENT IN JOINT VENTURE:

     The Division owns 33 1/3% of the issued common shares of Canso Chemicals Limited. The following information is submitted with respect to the Division's investment in Canso Chemicals Limited:

                                         September 30,            December 31,
                                        1997      1996      1996      1995      1994
                                       -----     -----     -----     -----     -----
                                        (Unaudited)
     Division's equity in earnings
       (losses) of the joint
       venture for the period          $  63     $ 120     $ 128     $  90     $(147)
     Division's equity in the net
       assets of the joint venture       951       880       888       760       670
                                       =====     =====     =====     =====     =====



11. RESEARCH EXPENDITURES:

     Research expenditures are net of the following tax credits:

                              September 30,           December 31,
                             1997      1996     1996     1995     1994
                             ----      ----     ----     ----     ----
                               (Unaudited)
                             $260      $180     $199     $207     $251
                             ====      ====     ====     ====     ====


ICI FOREST PRODUCTS - NORTH AMERICA
Notes to Combined Financial Statements, page 7

Years ended December 31, 1996, 1995 and 1994
(Tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------


12. RESTRUCTURING:

     During 1994, a decision was made to restructure the operations of the Division. The restructuring charge of $16,310,000 related primarily to severance, demolition and decommissioning costs, and a write-down of fixed assets.

     During 1995, the Division recorded a provision of $910,000 representing future minimum lease payments and related expenses attributed to excess office space which arose from restructuring of the operations.

     During 1996, an additional $650,000 was recorded for restructuring activities primarily affecting the research center.

     During 1997, a reserve of $362,000 was recorded for restructuring activities at the Becancour plant.


13. COMMITMENTS AND CONTINGENT LIABILITIES:

     (a) Environmental liabilities:

         It is the Division's policy to provide, on a best estimate basis, for environmental site clean-up costs when actions are required to comply with government environmental regulations, to meet contractual obligations, or to improve the health and welfare of employees.

         Given the uncertainties inherent in estimating total costs involved because of the expenses and effectiveness of alternate remedial technologies, the extent of pollution, the interpretation of complex regulations and the degree to which the Division itself is involved, it is reasonably possible that actual costs will differ from amounts accrued and the differences could be material to the Division.

         Remediation costs associated with the Cornwall plant cellroom as well as below ground environmental restoration costs for the site have not been accrued for by the Division. These costs have been provided for by ICI Canada Inc.

ICI FOREST PRODUCTS - NORTH AMERICA
Notes to Combined Financial Statements, page 8

Years ended December 31, 1996, 1995 and 1994
(Tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------

13. COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED):

     (b) Lease commitments:

         The future minimum lease payments under operating leases, primarily for premises and transportation equipment, are as follows:



      1997                                                 $ 6,768
      1998                                                   4,755
      1999                                                   4,143
      2000                                                   3,207
      2001                                                   2,398
Thereafter                                                   1,860

                                                           -------
                                                           $23,131
                                                           =======



14. PENSIONS:

     ICI Canada Inc. and ICI Americas Inc. have various non-contributory defined benefit pension plans which cover virtually all employees including those of the Division. The plans provide pensions based on length of service and final average earnings.

     The estimated present value of accrued pension benefits based on actuarial valuations and the net assets available to provide for these benefits at market related values for the entire plans, without allocation for that portion relating solely to the Division's employees, are shown below:

                                                  December 31,
                                        1996         1995         1994
                                      --------     --------     --------
     ICI Canada Inc:
         Accrued pension benefits     $264,000     $257,000     $224,000
         Pension fund assets           265,000      246,000      233,000
     ICI Americas Inc. :
         Accrued pension benefits      287,000      287,000      235,000
         Pension fund assets           294,000      251,000      207,000
                                      ========     ========     ========

ICI FOREST PRODUCTS - NORTH AMERICA
Notes to Combined Financial Statements, page 9

Years ended December 31, 1996, 1995 and 1994
(Tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------


15. RELATED PARTY TRANSACTIONS:

     Related party transactions occurred in the normal course of business with the Division's affiliated companies. These transactions were entered into at normal market-related terms and prices.

                                      September 30,              December 31,
                                    1997       1996       1996       1995       1994
                                   ------     ------     ------     ------     ------
                                     (Unaudited)
     Transactions:
         Sales                     $  658     $  491     $  659     $1,102     $  694
         Purchases                  8,428      3,666      6,215      8,368      5,105
         Charges from head office   1,062      1,279      1,632      1,823      2,881
         Purchases of plant and
           equipment                4,400      2,099      4,500         --         --
         Research fee income          162        169        217        250         82
         Insurance expense            448        480        620        742        716
     Balances:
         Accounts receivable          119        107         36        221      1,140
         Accounts payable           1,430      1,634      3,110        951        537
                                   ======     ======     ======     ======     ======



     The Division is charged for corporate administratives costs incurred by the head office. These expenses are allocated to the Division based on a combination of negotiated rates and allocation formulas using sales and the number of employees as a base.


16. FINANCIAL INSTRUMENTS:

     (a) Foreign currency risk management:

         A portion of the Division's sales and purchases are transacted in foreign currencies. The Division uses various forward foreign exchange contracts to manage its foreign exchange risk. The following table summarizes the Division's commitments to buy and sell foreign currency at December 31:

                                                                                      National
                                 National       Exchange                               Canadian     Fair market
                                  amount          rate               Maturity         equivalent       value
                              ------------    --------------    -------------------   ----------    -----------
         Sell contracts:
              December 1996      US$18,000    average 1.3584        up to June 1997   $   24,552    $   24,509
              December 1995      US$27,000    average 1.3804   up to September 1996       37,270        36,857
              December 1994      US$36,000    average 1.3503    up to December 1995       48,610        50,644

         Purchase contracts:
              December 1996   (pound)1,000    average 2.0204       up to March 1997        2,091         2,427
                              ------------    --------------    -------------------   ----------    ----------


ICI FOREST PRODUCTS - NORTH AMERICA
Notes to Combined Financial Statements, page 10

Years ended December 31, 1996, 1995 and 1994
(Tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------


16. FINANCIAL INSTRUMENTS (CONTINUED):

     (a) Foreign currency risk management (continued):

         The forward foreign exchange contracts represent an obligation to exchange principal amounts between the Division and counterparties. Credit risk exists in the event of failure by counterparties to meet their obligations. The Division reduces this risk by dealing with only highly-rated counterparties, normally major Canadian financial institutions.

     (b) Fair value disclosure:

         Fair value estimates are made as of a specific point in time, using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.

         The Division has determined that the carrying value of its short-term financial assets and liabilities approximates fair values at the balance sheet dates because of the short-term maturity of those instruments. The fair value of pension assets is considered to approximate the carrying value.

         The fair value of the Division's long-term debt with the government could not be determined because an independently verifiable market value for a similar debt instrument is not available.

     (c) Credit and concentration of credit risk:

         The Division sells to the Canadian and US market in approximately the same proportions. Six of its customers represent 30% (1995 - 20%; 1994
         - 27%) of the combined total sales for fiscal 1996 and 28% (1995 - 27%; 1994 - 20%) of the accounts receivable as at the December 31 balance sheet dates.

         The Division regularly monitors the credit risk exposures and takes steps to mitigate the likelihood of these exposures resulting in actual loss. The Division's extension of credit is based on an evaluation of each customer's financial condition. Credit losses are provided for in the financial statements and actual losses in each of the three years ended December 31, 1996 have been nominal.

ICI FOREST PRODUCTS - NORTH AMERICA
Notes to Combined Financial Statements, page 11

Years ended December 31, 1996, 1995 and 1994
(Tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------


17.  RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING
     PRINCIPLES:

     The combined financial statements of ICI Forest Products - North America, presented before accounting for interest and income taxes, are expressed in Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"), which conform, in all material respects, with those generally accepted in the United States except as described below:

     (a) Reconciliation of income before interest and income taxes:

         (i)  Pension costs and post retirement benefits other than pensions:

              Canadian GAAP requires that the discount rate used should represent management's best estimate of the long-term rate of return on the pension fund assets. Under US GAAP, the discount rate to be used should reflect the rate at which the pension benefits can be effectively settled at the date of the financial statements.

              For US GAAP purposes, the expenses relating to pensions and post retirement benefits other than pensions have been determined using the actual demographics of the employees of the Division itself.

         (ii) Joint venture:

              The investment in joint venture is recognized using the cost method. Under US GAAP, the investment in joint venture is accounted for using the equity method.

         (iii)Restructuring costs:

              Included in restructuring costs are estimates of severance payments to be paid to employees. Under US GAAP, the liability and expense related to these costs are only recognized when the benefit arrangement has been communicated to employees.

         (iv) Investment and other tax credits:

              Under Canadian GAAP, investment and other tax credits are recorded as a reduction of the cost of the expenses incurred or as a reduction of the assets acquired either as a direct reduction or recorded as a deferred credit and amortized on the same basis as the related assets. Under US GAAP, tax credits are recorded as a reduction of the provision for income taxes. As these combined financial statements present income before interest and income taxes, no adjustment has been made for this difference.

         (v)  Foreign exchange contracts:

              Under Canadian GAAP, where foreign exchange contracts are identified as a hedge against an anticipated revenue stream denominated in a foreign currency, any exchange gain or loss is deferred. Under US GAAP, anticipated revenue streams do not qualify for hedge accounting and any exchange gain or loss is recorded in income for the period.

ICI FOREST PRODUCTS - NORTH AMERICA
Notes to Combined Financial Statements, page 12

Years ended December 31, 1996, 1995 and 1994
(Tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------


17. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

     (a) Reconciliation of income before interest and income taxes (continued):

         (vi) The application of US GAAP would have the following effect on the income before interest and income taxes as reported:


                                                           Nine months ended
                                                              September 30,              Years ended December 31,
                                                           1997          1996         1996         1995          1994
                                                         --------      --------     --------     --------      --------
                                                              (unaudited)
     Income before interest
       and income taxes -
       Canadian GAAP                                     $ 48,168      $ 49,617     $ 63,215     $ 61,634      $ 12,149

     Adjustments in respect of:
         Pension and post retirement costs                  1,189           300          462        1,687           586
         Equity in joint venture                               63           120          128           90          (147)
         Restructuring costs                                  (88)          650          650       (3,800)        3,800
         Foreign exchange                                      --            --           --        2,034        (2,034)
                                                         --------      --------     --------     --------      --------
                                                            1,164         1,070        1,240           11         2,205

                                                         --------      --------     --------     --------      --------
     Income before interest
       and income taxes -
       US GAAP                                           $ 49,332      $ 50,687     $ 64,455     $ 61,645      $ 14,354
                                                         ========      ========     ========     ========      ========

     (b) Reconciliation of significant balance sheet items:

         (i) The application of US GAAP would have a significant effect on the following balance sheet item as reported:

                                                        September 30,                    December 31
                                                      1997         1996        1996          1995         1994
                                                    --------     --------     --------     --------     --------
                                                         (unaudited)
     Head office account -
       Canadian GAAP                                $ 82,745     $ 92,670     $ 95,531     $ 71,439     $ 70,576

     Adjustments:
         Pension and post retirement costs             5,941        4,590        4,752        4,290        2,603*
         Equity in joint venture                         277          206          214           86           (4)**
         Restructuring costs                             562          650          650           --        3,800
         Foreign exchange                                 --           --           --           --       (2,034)
                                                    --------     --------     --------     --------     --------
                                                       6,780        5,446        5,616        4,376        4,365

                                                    --------     --------     --------     --------     --------
     Head office account -
       US GAAP                                      $ 89,525     $ 98,116     $101,147     $ 75,815     $ 74,941
                                                    ========     ========     ========     ========     ========



    *includes cumulative adjustment for pension and post retirement costs of $2,017,000

    **includes cumulative adjustment of equity in opening retained earnings in joint venture of $143,000

ICI FOREST PRODUCTS - NORTH AMERICA
Notes to Combined Financial Statements, page 13

Years ended December 31, 1996, 1995 and 1994
(Tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------


17. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

     (c) The combined statements of changes in financial position reconcile the changes in cash and bank indebtedness. Under US GAAP, bank indebtedness of $3,857,000 would have been disclosed as financing activities.

         (b) Pro forma financial information.

         The following unaudited pro forma financial information (the "Pro Forma Financial Information") of the Registrant has been derived from and should be read in conjunction with (i) the audited consolidated financial statements of the Registrant and the related notes thereto, as included in the Registrant's annual report on Form 10-K for the year ended December 31, 1996, and (ii) the financial statements of the business acquired, included under paragraph (a) above. The Pro Forma Financial Information has been prepared to illustrate the effects of the PCI Canada Acquisition, the Offering, the borrowing under the Term Loan Agreement, the June 1997 acquisition by a subsidiary of the Registrant of certain chlor alkali assets in Tacoma, Washington (the "Tacoma Acquisition") and related refinancings, and the July 1996 acquisition by a subsidiary of the Registrant of T.C. Products, Inc.
("T.C. Products").

         The pro forma balance sheet as of September 30, 1997 gives effect to the PCI Canada Acquisition, the Offering and the borrowing under the Term Loan Agreement as if they had occurred on September 30, 1997. The pro forma statement of operations for the year ended December 31, 1996 gives effect to the PCI Canada Acquisition, the Offering, the borrowing under the Term Loan Agreement, the Tacoma Acquisition and related financings and the acquisition of T.C. Products, Inc. as if they had occurred on January 1, 1996. The pro forma statement of operations for the nine months ended September 30, 1997 gives effect to the PCI Canada Acquisition, the Offering, the borrowing under the Term Loan Agreement, the Tacoma Acquisition and related refinancings as if they had occurred on January 1, 1997. The pro forma statement of operations for the nine months ended September 30, 1996 gives effect to the PCI Canada Acquisition, the Offering, the borrowing under the Term Loan Agreement, the Tacoma Acquisition and related refinancings and the acquisition of T.C. Products as if they had occurred on January 1, 1996. The Tacoma Acquisition was effective June 17, 1997 and was accounted for using the purchase method. The acquisition of T.C. Products was effective July 1, 1996 and was accounted for using the purchase method. The Pro Forma Financial Information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated date.

         The PCI Canada Acquisition will be accounted for using the purchase method. After the PCI Canada Acquisition, the total purchase price of the PCI Canada Acquisition will be allocated to the assets and liabilities of the business acquired based upon the estimated fair value of the assets and liabilities acquired. The pro forma adjustments reflected in the Pro Forma Financial Information are based upon information available as of the date of the PCI Canada Acquisition. Accordingly, there can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Pro Forma Financial Information. The pro forma adjustments reflect certain plans and assumptions of management of the Registrant. No assurance can be given that such plans will be implemented as now contemplated or that such assumptions will prove to be accurate.

                            PRO FORMA BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                     ASSETS

                                   PCI CANADA                                                                           ADJUSTED
                                   ACQUISITION                                                                         PCI CANADA
                                    BUSINESS         US GAAP                                                           ACQUISITION
                                    CANADIAN       ADJUSTMENTS,                                       PRO FORMA       BUSINESS AND
                                  GAAP, $CDN(1)      $CDN(2)       US GAAP, $CDN    US GAAP, US$    ADJUSTMENTS(3)     FINANCINGS
                                  -------------    ------------    -------------    ------------    --------------    ------------
                                                                       (DOLLARS IN THOUSANDS)
Current assets
  Cash..........................                                                                       $  8,374 (d)     $  8,374
  Accounts receivable...........    $ 31,455                         $ 31,455         $ 22,680            2,782 (e)       25,462
  Inventories...................       9,754                            9,754            7,033                             7,033
  Prepaid expenses..............         302                              302              218                               218
                                    --------                         --------         --------         --------         --------
         Total current assets...      41,511                           41,511           29,931           11,156           41,087
Property, plant and equipment,
  net...........................      88,110                           88,110           63,530           83,305 (f)      146,835
Investments in and advances to
  unconsolidated subsidiary.....         674         $   277 (a)          951              686               33 (f)          719
Other assets, net...............       2,769           1,723 (b)        4,492            3,239           10,720 (g)       13,959
Excess cost over the fair value
  of net assets acquired,.......                                                                         76,352 (h)       76,352
                                    --------         -------         --------         --------         --------         --------
         Total assets...........    $133,064         $ 2,000         $135,064         $ 97,386         $181,566         $278,952
                                    ========         =======         ========         ========         ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable............    $ 26,575                         $ 26,575         $ 19,161         $ (2,898)(i)     $ 16,263
    Accrued liabilities.........       7,323         $  (562)(b)        6,761            4,874           (1,624)(i)        3,250
    Returnable deposits.........
    Bank Indebtedness...........       3,857                            3,857            2,781(i)        (2,781)(i)
    Current portion of long-term
      debt......................                                                                          1,000 (j)        1,000
                                    --------         -------         --------         --------         --------         --------
    Total current liabilities...      37,755            (562)          37,193           26,816           (6,303)          20,513
Long-term debt, less current
  maturities....................       2,500                            2,500            1,803           (1,803)(i)
    Term Loans..................                                                                         82,000 (j)       82,000
    9 1/4% Senior Secured
      Notes.....................                                                                        175,000 (j)      175,000
Returnable deposits.............
Accrued pension and other
  employee benefits.............       6,316          (4,218)(b)        2,098            1,513              (74)(i)        1,439
Other long-term liabilities.....       3,613                            3,613            2,605           (2,605)(i)
Preferred Stock.................
Equity..........................      82,880           6,780 (c)       89,660           64,649          (64,649)(k)
                                    --------         -------         --------         --------         --------         --------
         Total liabilities and
           stockholders'
           equity...............    $133,064         $ 2,000         $135,064         $ 97,386         $181,566         $278,952
                                    ========         =======         ========         ========         ========         ========


                                   ACTUAL     PRO FORMA
                                  COMPANY      COMPANY
                                  --------    ---------

Current assets
  Cash..........................  $ 36,248    $ 44,622
  Accounts receivable...........    42,837      68,299
  Inventories...................    19,974      27,007
  Prepaid expenses..............     2,668       2,886
                                  --------    --------
         Total current assets...   101,727     142,814
Property, plant and equipment,
  net...........................   186,149     332,984
Investments in and advances to
  unconsolidated subsidiary.....                   719
Other assets, net...............    48,621      62,580
Excess cost over the fair value
  of net assets acquired,.......   132,011     208,363
                                  --------    --------
         Total assets...........  $468,508    $747,460
                                  ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable............  $ 28,181    $ 44,444
    Accrued liabilities.........    27,175      30,425
    Returnable deposits.........     3,287       3,287
    Bank Indebtedness...........
    Current portion of long-term
      debt......................     2,794       3,794
                                  --------    --------
    Total current liabilities...    61,437      81,950
Long-term debt, less current
  maturities....................    26,333      26,333
    Term Loans..................    98,750     180,750
    9 1/4% Senior Secured
      Notes.....................   200,000     375,000
Returnable deposits.............     3,271       3,271
Accrued pension and other
  employee benefits.............    18,511      19,950
Other long-term liabilities.....    16,385      16,385
Preferred Stock.................     5,500       5,500
Equity..........................    38,321      38,321
                                  --------    --------
         Total liabilities and
           stockholders'
           equity...............  $468,508    $747,460
                                  ========    ========

                       (see footnotes on following page)

                        NOTES TO PRO FORMA BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(1) Reflects the actual PCI Canada Acquisition Business balance sheet as of September 30, 1997 expressed in Canadian dollars, using generally accepted accounting principles followed in Canada ("Canadian GAAP").

(2) Reflects adjustments to convert to generally accepted accounting principles followed in the United States ("US GAAP"):

     (a) Recording of investment in joint venture under the equity method.

     (b) Adjustment of pension assets and other liabilities.

     (c) Reflects net equity adjustment due to US GAAP adjustments.

(3) Reflects the adjustments to the PCI Canada Acquisition Business balance sheet, including the following:

     (d) Excess cash after payment of purchase price and related acquisition and financing costs.

     (e) Receivable related to difference between base working capital and actual working capital at closing date.

     (f) Adjustment to fair value of acquired property, plant and equipment and investment in unconsolidated subsidiary in accordance with the purchase method of accounting.

     (g) Reflects the following:

         (i)    Capitalization of transaction and financing costs...........     $ 9,794
         (ii)   Capitalization of patents and trademarks....................       1,007
         (iii)  Capitalization of covenant not to compete or solicit........       3,158
         (iv)   Elimination of other assets not purchased...................      (3,239)
                                                                                 -------
                                                                                 $10,720
                                                                                 =======

     (h) Addition of excess of cost over the fair value of net assets acquired.

     (i) Reflects elimination of liabilities not assumed.

     (j) Addition of debt incurred in connection with the PCI Canada
         Acquisition.

     (k) Elimination of the PCI Canada Acquisition Business historical equity in accordance with the purchase method of accounting.

                       PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                               PRO FORMA
                                                           -------------------------------------------------

                                                                PRIOR            PCI CANADA
                                          ACTUAL COMPANY   ACQUISITIONS(1)     ACQUISITION(2)    AS ADJUSTED
                                          --------------   ---------------   -----------------   -----------
                                                                (DOLLARS IN THOUSANDS)
Revenues................................     $208,908          $83,912           $164,247         $457,067
Cost of sales...........................      150,464           54,941            115,233          320,638
                                             --------          -------           --------         --------
Gross profit............................       58,444           28,971             49,014          136,429
Selling, general and administrative
  expenses..............................       29,860            3,679             13,919           47,458
                                             --------          -------           --------         --------
Operating income........................       28,584           25,292             35,095           88,971
Interest expense, net...................      (19,212)          (9,100)           (23,492)         (51,804)
Other income, net.......................          887               18              1,594            2,499
                                             --------          -------           --------         --------
Income before income taxes and
  extraordinary item....................       10,259           16,210             13,197           39,666
Provision for income taxes..............        5,859            5,645              4,302           15,806
                                             --------          -------           --------         --------
Income before extraordinary item........     $  4,400          $10,565           $  8,895         $ 23,860
                                             ========          =======           ========         ========

                       (see footnotes on following page)

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(1) Reflects the pro forma adjusted financial results of the Company's prior acquisitions of T.C. Products and the Tacoma Facility, as shown below.

                                                                          PRO FORMA
                                                     ---------------------------------------------------
                                     ACTUAL TACOMA                                             PRIOR
                                         PLANT       T.C.PRODUCTS(A)    ADJUSTMENTS(B)      ACQUISITIONS
                                     -------------   ----------------   ---------------     ------------
Revenues...........................     $73,715           $4,255            $ 5,942(i)        $83,912
Cost of sales......................      52,420            2,550                (29)(ii)       54,941
                                        -------          -------            -------           -------
Gross profit.......................      21,295            1,705              5,971            28,971
Selling, general and administrative
  expenses.........................       1,782              900                997(iii)        3,679
                                        -------          -------            -------           -------
Operating income...................      19,513              805              4,974            25,292
Equity in net loss of
  unconsolidated subsidiary........                           --                                   --
Interest expense, net..............                         (271)            (8,829)(iv)       (9,100)
Other income (expense), net........      (2,209)              11              2,216(v)             18
                                        -------          -------            -------           -------
Income before income taxes and
  extraordinary item...............      17,304              545             (1,639)           16,210
Provision for income taxes.........       6,059              241               (655)(vi)        5,645
                                        -------          -------            -------           -------
Income before extraordinary item...     $11,245           $  304            $  (984)          $10,565
                                        =======          =======            =======           =======

(a) Reflects the pro forma financial results of T.C. Products for the period of January 1, 1996 to June 30, 1996, the period prior to ownership by the Company.

(b) Reflects the adjustments to the operating results from the assets acquired in the Tacoma Acquisition (the "Tacoma Plant") to reflect operations as part of the Company:

     (i) Reflects the following:

    (1)  Elimination of freight costs associated with the sale of
         100,000 tons per year of chlorine shipped to the Gulf Coast for which the seller of the Tacoma Plant ("OxyChem") will
         bear the cost...............................................  $  6,394
    (2)  Adjustment to sales to OxyChem for the difference between
         historical prices and Gulf Coast prices.....................        60
    (3)  Additional 5% commission to be paid to OxyChem on OxyChem's
         national accounts to be serviced by the Company.............      (512)
                                                                       --------
                                                                       $  5,942
                                                                       ========

     (ii) Reflects the following:

    (1)  Elimination of the impact of LIFO accounting previously used by the Tacoma Plant as the Company uses FIFO or average cost
         methods of accounting for inventory valuation...............  $    652
    (2)  Additional depreciation expense with respect to the
         properties, plant and equipment purchased in connection with the Tacoma Acquisition using the straight-line method over
         an average life of 20 years.................................       351
    (3)  Elimination of operating lease expense for equipment
         capitalized by the Company which was previously leased by
         OCC Tacoma..................................................    (1,532)
    (4)  Incremental insurance costs.................................       500
                                                                       --------
                                                                       $    (29)
                                                                       ========

                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

     (iii) Reflects the following:

    (1)  Elimination of OxyChem corporate allocations................  $ (1,782)
    (2)  Addition of the Company's incremental selling, general and
         administrative expenses.....................................       750
    (3)  Additional amortization expense with respect to intangible assets purchased in connection with the Tacoma Acquisition using the straight-line method over periods of 5 to 25
         years.......................................................     2,029
                                                                       --------
                                                                       $    997
                                                                       ========

     (iv) Incremental interest expense related to the Existing Term Loans with an assumed interest rate of 8.375% and to the Senior Secured Notes with an interest rate of 9.25%. A 0.25% change in the interest rate applicable to the Existing Term Loans would change pro forma interest expense by $250.

     (v) Reflects the following:

    (1)  Elimination of environmental expense associated with the
         Tacoma Plant's accrual of known environmental matters.......  $  1,932
    (2)  Elimination of fees related to the Tacoma Plant's sales of
         receivables.................................................       377
    (3)  Elimination of amortization of deferred gain on equipment capitalized by the Company, which was previously leased by
         the Tacoma Plant............................................       (93)
                                                                       --------
                                                                       $  2,216
                                                                       ========

     (vi) Represents the tax effect of all pro forma adjustments.

(2) Represents pro forma adjusted amounts for the FP Acquisition, as shown below.

                                    PCI CANADA
                                    ACQUISITION
                                      BUSINESS
                                      CANADIAN     US GAAP
                                       GAAP,     ADJUSTMENTS   US GAAP,   US GAAP,     PRO FORMA
                                      $CDN(a)      $CDN(b)       $CDN       US$      ADJUSTMENTS(c)   AS ADJUSTED
                                      --------   -----------   --------   --------   --------------   -----------
Revenues............................ $223,967      $    --    $223,967   $164,247       $     --       $164,247
Cost of sales.......................  149,043           --     149,043    109,301          5,932 (iii)  115,233
                                      --------     -------     --------   --------      --------       --------
Gross profit........................   74,924           --      74,924     54,946         (5,932)        49,014
Selling, general and administrative
  expenses..........................   14,546       (1,112)(i)  13,434      9,852          4,067 (iv)    13,919
                                      --------     -------     --------   --------      --------       --------
Operating income....................   60,378        1,112      61,490     45,094         (9,999)        35,095
Equity in net loss of unconsolidated
  subsidiary........................       --           --          --         --             --             --
Interest expense, net...............       --           --          --         --        (23,492)(v)    (23,492)
Other income, net...................    2,045          128 (ii)   2,173      1,594             --         1,594
                                      --------     -------     --------   --------      --------       --------
Income before income taxes and
  extraordinary item................   62,423        1,240      63,663     46,688        (33,491)        13,197
Provision (benefit) for income
  taxes.............................     (792)          --        (792)      (581)         4,883 (vi)     4,302
                                      --------     -------     --------   --------      --------       --------
Income before extraordinary item....  $63,215      $ 1,240     $64,455    $47,269       $(38,374)      $  8,895
                                      ========     =======     ========   ========      ========       ========

(a) Reflects actual results for the PCI Canada Acquisition Business expressed in Canadian dollars using Canadian GAAP.

                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(b) Reflects adjustments to reflect US GAAP:

    (i)    Reflects selling, general and administrative expenses
             adjustment including:
           Decrease in expenses due to computing pension expense under
             US GAAP...................................................  $  (462)
           Decrease in expenses due to reduction in restructuring
             expenses under US GAAP....................................     (650)
                                                                         -------
                                                                         $(1,112)
                                                                         =======

    (ii) Increase in income of joint venture investment accounted for under the equity method.

(c) Reflects the adjustments to the PCI Canada Acquisition Business' operating results to reflect operations as a part of the Company:

    (iii) Additional depreciation expense with respect to the property, plant and equipment purchased in connection with the PCI Canada
             Acquisition using the straight-line method over an average life of twelve years.

    (iv)   Reflects the following:
           Elimination of ICI corporate allocations....................  $(1,197)
           Addition of the Company's incremental selling, general and
             administrative expenses...................................      500
           Additional amortization expense with respect to intangible assets purchased in connection with the PCI Canada
             Acquisition using the straight-line method over periods of
             5 to 25 years.............................................    4,764
                                                                         -------
                                                                         $ 4,067
                                                                         =======

    (v) Incremental interest expense related to the Term Loans with an assumed interest rate of 8.8% and to the Notes with an interest rate of 9.25%. A 0.25% change in the interest rate applicable to the Term Loans would change pro forma interest expense by $250.

    (vi)   Represents the tax provision for the PCI Canada Acquisition
             Business plus the tax impact of all pro forma adjustments.

                       PRO FORMA STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                                                               PRO FORMA
                                                           -------------------------------------------------
                                                                PRIOR
                                          ACTUAL COMPANY   ACQUISITIONS(1)   FP ACQUISITION(2)   AS ADJUSTED
                                          --------------   ---------------   -----------------   -----------
                                                                (DOLLARS IN THOUSANDS)
Revenues................................    $172,362           $37,021           $121,961         $331,344
Cost of sales...........................     134,477            26,170             84,220          244,867
                                            --------           -------           --------         --------
Gross profit............................      37,885            10,851             37,741           86,477
Selling, general and administrative
  expenses..............................      25,411             1,274             10,456           37,141
                                            --------           -------           --------         --------
Operating income........................      12,474             9,577             27,285           49,336
Interest expense, net...................     (17,102)           (4,042)           (17,619)         (38,763)
Other income (expense), net.............         879               (39)               722            1,562
                                            --------           -------           --------         --------
Income (loss) before income taxes and
  extraordinary item....................      (3,749)            5,496             10,388           12,135
Provision (benefit) for income taxes....          46             2,395              3,412            5,853
                                            --------           -------           --------         --------
Income (loss) before extraordinary
  item..................................    $ (3,795)          $ 3,101           $  6,976         $  6,282
                                            ========           =======           ========         ========

                       (see footnotes on following page)

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(1) Reflects the pro forma adjusted financial results of the Company's prior acquisition of the Tacoma Plant, as shown below.

                                                                                 PRO FORMA
                                                        ACTUAL TACOMA    --------------------------
                                                            PLANT        ADJUSTMENTS    AS ADJUSTED
                                                        -------------    -----------    -----------
Revenues..............................................     $34,491         $ 2,530 (a)    $37,021
Cost of sales.........................................      27,141            (971)(b)     26,170
                                                           -------         -------        -------
Gross profit..........................................       7,350           3,501         10,851
Selling, general and administrative expenses..........         539             735 (c)      1,274
                                                           -------         -------        -------
Operating income......................................       6,811           2,766          9,577
Equity in net loss of unconsolidated subsidiary.......          --              --             --
Interest expense, net.................................          --          (4,042)(d)     (4,042)
Other income (expense), net...........................         455            (494)(e)        (39)
                                                           -------         -------        -------
Income before income taxes and extraordinary item.....       7,266          (1,770)         5,496
Provision for income taxes............................       2,545            (150)(f)      2,395
                                                           -------         -------        -------
Income before extraordinary item......................     $ 4,721         $(1,620)       $ 3,101
                                                           =======         =======        =======

(a) Reflects the following:

(1)  Elimination of freight costs associated with the sale of
     100,000 tons per year of chlorine shipped to the Gulf Coast for which OxyChem will bear the cost........................  $2,548
(2)  Reclassification of freight rebate from other income to
     offset freight costs included in revenues...................     586
(3)  Adjustment to sales to OxyChem for the difference between
     historical prices and Gulf Coast prices.....................    (344)
(4)  Additional 5% commission to be paid to OxyChem on OxyChem's
     national accounts to be serviced by the Company.............    (260)
                                                                   ------
                                                                   $2,530
                                                                   ======

(b) Reflects the following:

(1)  Elimination of the impact of LIFO accounting previously used by the Tacoma Plant as the Company uses FIFO or average cost methods of accounting for inventory valuation...............  $ (555)
(2)  Additional depreciation expense with respect to the
     properties, plant and equipment purchased in connection with the Tacoma Acquisition using the straight-line method over
     an average life of 20 years.................................     121
(3)  Elimination of operating lease expense for the equipment capitalized by the Company which was previously leased by
     OCC Tacoma..................................................    (766)
(4)  Incremental insurance costs.................................     229
                                                                   ------
                                                                   $ (971)
                                                                   ======

                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(c) Reflects the following:

(1)  Elimination of OxyChem corporate allocations................  $ (539)
(2)  Addition of the Company's incremental selling, general and
     administrative expenses.....................................     344
(3)  Additional amortization expense with respect to intangible assets purchased in connection with the Tacoma Acquisition using the straight-line method over periods of 5 to 25
     years.......................................................     930
                                                                   ------
                                                                   $  735
                                                                   ======

(d) Incremental interest expense related to the Existing Term Loans with an assumed interest rate of 8.375% and to the Senior Secured Notes with an interest rate of 9.25%. A 0.25% change in the interest rate applicable to the Existing Term Loans would change pro forma interest expense by $125.

(e) Reflects the following:

(1)  Elimination of fees related to the Tacoma Plant's sales of receivables.................................................  $  138
(2)  Elimination of amortization of deferred gain on equipment capitalized by the Company, which was previously leased by
     the Tacoma Plant............................................     (46)
(3)  Reclassification of freight rebate to revenues to offset
     freight costs...............................................    (586)
                                                                   ------
                                                                   $ (494)
                                                                   ======

(f) Represents the tax effect of all pro forma adjustments.

(2) Represents pro forma adjusted amounts for the PCI Canada Acquisition, as shown below.

                                               PCI CANADA
                                              ACQUISITION
                                               BUSINESS
                                               CANADIAN     US GAAP
                                                GAAP,     ADJUSTMENTS   US GAAP,   US GAAP,     PRO FORMA
                                               $CDN(a)      $CDN(b)       $CDN       US$      ADJUSTMENTS(c)   AS ADJUSTED
                                               --------   -----------   --------   --------   --------------   -----------
Revenues..................................... $167,879      $   --     $167,879   $121,961       $     --       $121,961
Cost of sales................................  110,114          --      110,114     79,996          4,224 (iii)   84,220
                                              --------      ------     ---------  --------       --------       --------
Gross profit.................................   57,765          --       57,765     41,965         (4,224)        37,741
Selling, general and administrative
  expenses...................................   11,122      (1,101)(i)   10,021      7,280          3,176(iv)     10,456
                                              --------      ------     ---------  --------       --------       --------
Operating income.............................   46,643       1,101       47,744     34,685         (7,400)        27,285
Equity in net loss of unconsolidated
  subsidiary.................................       --          --           --         --             --             --
Interest expense, net........................       --          --           --         --        (17,619)(v)    (17,619)
Other income, net............................      931          63(ii)      994        722             --            722
                                              --------      ------     ---------  --------       --------       --------
Income before income taxes and extraordinary
  item.......................................   47,574       1,164       48,738     35,407        (25,019)        10,388
Provision (benefit) for income taxes.........     (594)         --         (594)      (432)         3,844(vi)      3,412
                                              --------      ------     ---------  --------       --------       --------
Income before extraordinary item............. $ 48,168      $1,164     $ 49,332   $ 35,839       $(28,863)      $  6,976
                                              ========      ======     =========  ========       ========       ========

(a) Reflects actual results for the PCI Canada Acquisition Business expressed in Canadian dollars using Canadian GAAP

(b) Reflects adjustments to reflect US GAAP:

    (i)    Reflects selling, general and administrative expenses
             adjustment to reflect:
           Decrease in expenses due to computing pension expense under
             US GAAP...................................................  $(1,189)
           Increase in expenses due to restructuring expenses under US
             GAAP......................................................       88
                                                                         -------
                                                                         $(1,101)
                                                                         =======

    (ii) Increase in income of joint venture investment accounted for under the equity method.

                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(c) Reflects the adjustments to the PCI Canada Acquisition Business' operating results to reflect operations as a part of the Company:

    (iii) Additional depreciation expense with respect to the property, plant and equipment purchased in connection with the PCI Canada Acquisition using the straight-line method over an average life of twelve years.

    (iv)   Reflects the following:
           Elimination of ICI corporate allocations....................  $ (772)
           Addition of the Company's incremental selling, general and administrative
             expenses..................................................     375
           Additional amortization expense with respect to intangible assets purchased in connection with the PCI Canada
             Acquisition using the straight-line method over periods of
             5 to 25 years....................... .....................   3,573
                                                                         ------
                                                                         $3,176
                                                                         ======

    (v) Incremental interest expense related to the Term Loans with an assumed interest rate of 8.8% and to the Notes with an interest rate of 9.25%. A 0.25% change in the interest rate applicable to the Term
           Loans would change pro forma interest expense by $125.

    (vi) Represents the tax provision for the PCI Canada Acquisition Business plus the tax impact of all pro forma adjustments.

                       PRO FORMA STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                                            PRO FORMA
                                                         ------------------------------------------------
                                                              PRIOR           PCI CANADA
                                       ACTUAL COMPANY    ACQUISITIONS(1)    ACQUISITION(2)    AS ADJUSTED
                                       --------------    ---------------    --------------    -----------
                                                             (DOLLARS IN THOUSANDS)
Revenues.............................    $159,082            $64,546          $123,718         $347,346
Cost of sales........................     115,085             42,854            85,631          243,570
                                         --------            -------          --------         --------
Gross profit.........................      43,997             21,692            38,087          103,776
Selling, general and administrative
  expenses...........................      23,147              4,627            10,569           38,343
                                         --------            -------          --------         --------
Operating income.....................      20,850             17,065            27,518           65,433
Interest expense, net................     (13,908)            (7,000)          (17,619)         (38,527)
Other income (expense), net..........         491              1,676             1,613            3,780
                                         --------            -------          --------         --------
Income before income taxes and
  extraordinary item.................       7,433             11,741            11,512           30,686
Provision for income taxes...........       4,400              4,064             3,826           12,290
                                         --------            -------          --------         --------
Income before extraordinary item.....    $  3,033            $ 7,677          $  7,686         $ 18,396
                                         ========            =======          ========         ========

                       (see footnotes on following page)

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(1) Reflects the pro forma adjusted financial results of the Company's prior acquisitions of the Tacoma Plant and T.C. Products, as shown below.

                                                                             PRO FORMA
                                                            -------------------------------------------
                                            ACTUAL TACOMA   T.C.PRODUCTS   ADJUSTMENTS        PRIOR
                                               PLANT             (A)           (B)         ACQUISITIONS
                                            -------------   ------------   -----------     ------------
Revenues..................................     $56,038         $4,255         $4,253 (i)     $64,546
Cost of sales.............................      39,925          2,550            379 (ii)     42,854
                                               -------         ------        -------         -------
Gross profit..............................      16,113          1,705          3,874          21,692
Selling, general and administrative
  expenses................................       2,977            900            750 (iii)     4,627
                                               -------         ------        -------         -------
Operating income..........................      13,136            805          3,124          17,065
Equity in net loss of unconsolidated
  subsidiary..............................          --             --             --              --
Interest expense, net.....................          --           (271)        (6,729)(iv)     (7,000)
Other income (expense), net...............          --             11          1,665 (v)       1,676
                                               -------         ------        -------         -------
Income before income taxes and
  extraordinary item......................      13,136            545         (1,940)         11,741
Provision for income taxes................       4,599            241           (776)(vi)      4,064
                                               -------         ------        -------         -------
Income before extraordinary item..........     $ 8,537         $  304        $(1,164)        $ 7,677
                                               =======         ======        =======         =======

(a)  Reflects the pro forma financial results of T.C. Products for the period of January
     1, 1996 to June 30, 1996, the period prior to ownership by the Company.
(b)  Reflects the adjustments to the Tacoma Plant's operating results to reflect operations as part of the Company:

     (i)    Reflects the following:

            (1)  Elimination of freight costs associated with the sale of
                 100,000 tons per year of chlorine shipped to the Gulf Coast for which OxyChem will bear the cost........................  $4,850
            (2)  Adjustment to sales to OxyChem for the difference between
                 historical prices and Gulf Coast prices.....................    (207)
            (3)  Additional 5% commission to be paid to OxyChem on OxyChem's
                 national accounts to be serviced by the Company.............    (390)
                                                                               ------
                                                                               $4,253
                                                                               ======
     (ii)   Reflects the following:

            (1)  Elimination of the impact of LIFO accounting previously used by the Tacoma Plant as the Company uses FIFO or average
                 costs methods of accounting for inventory valuation......... $   756
            (2)  Additional depreciation expense with respect to the
                 properties, plant and equipment purchased in connection with the Tacoma Acquisition using the straight-line method over
                 an average life of 20 years.................................     397
            (3)  Elimination of operating lease expense for the equipment capitalized by the Company which was previously leased by
                 OxyChem.....................................................  (1,149)
            (4)  Incremental insurance costs.................................     375
                                                                              -------
                                                                              $   379
                                                                              =======

                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


 (iii)  Reflects the following:
    (1)  Elimination of OxyChem corporate allocations................  $(1,334)
    (2)  Addition of the Company's incremental selling, general and
         administrative expenses.....................................      563
    (3)  Additional amortization expense with respect to intangible assets purchased in connection with the Tacoma Acquisition using the straight-line method over periods of 5 to 25
         years.......................................................    1,521
                                                                       -------
                                                                       $   750
                                                                       =======

 (iv) Incremental interest expense related to the Existing Term Loans with an assumed interest rate of 8.375% and to the Senior Secured Notes with an interest rate of 9.25%. A 0.25% change in the interest rate applicable to the Existing Term Loans would change pro forma interest expense by $125.



 (v)    Reflects the following:
    (1)  Elimination of environmental expense associated with the
         Tacoma Plant's accrual of known environmental matters.......  $ 1,449
    (2)  Elimination of fees related to the Tacoma Plant's sales of
         receivables.................................................      285
    (3)  Elimination of amortization of deferred gain on equipment capitalized by the Company, which was previously leased by
         the Tacoma Plant............................................      (69)
                                                                       -------
                                                                       $ 1,665
                                                                       =======


 (vi)   Represents the tax effect of all pro forma adjustments.

(2) Represents to pro forma adjusted amounts for the PCI Canada Acquisition, as shown below.


                             PCI CANADA
                             ACQUISITION       US GAAP
                            CANADIAN GAAP,   ADJUSTMENTS,   US GAAP,   US GAAP,      PRO FORMA
                               $CDN (a)        $CDN (b)       $CDN        US$      ADJUSTMENTS(c)   AS ADJUSTED
                            --------------   ------------   --------   --------   ---------------   -----------
Revenues...................    $169,234        $   --       $169,234   $123,718      $     --         $123,718
Cost of sales..............     111,011            --        111,011     81,154         4,477(iii)      85,631
                               --------        ------       --------   --------      --------         --------
Gross profit...............      58,223            --         58,223     42,564        (4,477)          38,087
Selling, general and
  administrative
  expenses.................      11,286          (950)(i)     10,336      7,556         3,013(iv)       10,569
                               --------        ------       --------   --------      --------         --------
Operating income...........      46,937           950         47,887     35,008        (7,490)          27,518
Equity in net loss of
  unconsolidated
  subsidiary...............          --            --             --         --            --               --
Interest expense, net......          --            --             --         --       (17,619)(v)      (17,619)
Other income (expense),
  net......................       2,086           120(ii)      2,206      1,613            --            1,613
                               --------        ------       --------   --------      --------         --------
Income before income taxes
  and extraordinary item...      49,023         1,070         50,093     36,621       (25,109)          11,512
Provision for income
  taxes....................        (594)           --           (594)      (434)        4,260(vi)        3,826
                               --------        ------       --------   --------      --------         --------
Income before extraordinary
  item.....................    $ 49,617        $1,070       $ 50,687   $ 37,055      $(29,369)        $  7,686
                               ========        ======       ========   ========      ========         ========

                         NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(a) Reflects actual results for the PCI Canada Acquisition Business expressed in Canadian dollars using Canadian GAAP.

(b) Reflects adjustments to reflect US GAAP:

       Reflects selling, general and administrative expenses
(i)    adjustment to reflect:
       Decrease in expenses due to computing pension expense under
       US GAAP.....................................................    $ (300)
       Decrease in expenses due to reduction in restructuring
       expenses under US GAAP......................................      (650)
                                                                       ------
                                                                       $ (950)
                                                                       ======

      (ii) Increase in income of joint venture investment accounted for under the equity method.

(c) Reflects the adjustments to the PCI Canada Acquisition Business' operating results to reflect operations as a part of the Company:

     (iii) Additional depreciation expense with respect to the property, plant and equipment purchased in connection with the PCI Canada Acquisition using the straight-line method over an average life of twelve years.

     (iv) Reflects the following:

       Elimination of ICI corporate allocations....................    $ (935)
       Addition of the Company's incremental selling, general and
       administrative expenses.....................................       375
       Additional amortization expense with respect to intangible assets purchased in connection with the PCI Canada
       Acquisition using the straight-line method over periods of
       5 to 25 years...............................................     3,573
                                                                       ------
                                                                       $3,013
                                                                       ======

     (v) Incremental interest expense related to the Term Loans with an assumed interest rate of 8.8% and to the Notes with an interest rate of 9.25%. A 0.25% change in the interest rate applicable to the Term Loans would change pro forma interest expense by $125.

     (vi) Represents the tax provision for the PCI Canada Acquisition Business plus the tax impact of all pro forma adjustments.

         (c) Exhibits. (Exhibits marked with an asterisk (*) are incorporated by reference.)

         EXHIBIT NO.                        DESCRIPTION OF EXHIBITS

               2(a)* Asset Purchase Agreement, dated as of September 22, 1997, between PCI Chemicals Canada Inc., PCI Carolina, Inc. and the Registrant and Imperial Chemical Industries PLC, ICI Canada Inc. and ICI Americas, Inc. (incorporated by reference to Exhibit 2 to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1997).

               2(b) First Amendment to Asset Purchase Agreement, dated as of October 31, 1997, between PCI Chemicals Canada Inc., PCI Carolina, Inc. and the Registrant and Imperial Chemical Industries PLC, ICI Canada Inc. and ICI Americas, Inc.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PIONEER COMPANIES, INC.



November 17, 1997                       By:  /s/ PHILIP A. ABLOVE
                                             --------------------
                                             Philip A. Ablove
                                             Vice President and
                                             Chief Financial Officer

                                EXHIBIT INDEX


     (c) Exhibits. (Exhibits marked with an asterisk (*) are incorporated by reference.)

       EXHIBIT NO.            DESCRIPTION OF EXHIBITS

           2(a)*    Asset Purchase Agreement, dated as of September
                    22, 1997, between PCI Chemicals Canada Inc., PCI Carolina, Inc. and Pioneer Companies, Inc. and Imperial Chemical Industries PLC, ICI Canada Inc.
                    and ICI Americas, Inc. (incorporated by reference to Exhibit 2 to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1997).

           2(b) First Amendment to Asset Purchase Agreement, dated as of October 31, 1997, between PCI Chemicals Canada Inc., PCI Carolina, Inc. and Pioneer Companies, Inc. and Imperial Chemical Industries PLC, ICI Canada Inc. and ICI Americas, Inc.